LICENSING AGREEMENT
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     THIS AGREEMENT is made this 27th day of December, 2004, by and between Jane
Butel Corporation (hereinafter "Licensee"), a New Mexico corporation and Jane F. Butel (hereinafter "Licensor").

                                    RECITALS

     WHEREAS, Licensor is a well-known author of several cookbooks, a chef, and authority on food and food preparations; and

     WHEREAS, Licensor desires to license to Licensee and Licensee desires to license from Licensor the right to use Licensor's name in association with the products marketed and sold by Licensee on the terms and conditions detailed below and whereas, Licensor and Licensee have executed this date a contemporaneous Employment Agreement whereby Licensee employs Licensor.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties agree to be contractually bound as follows:

1.     LICENSE  OF  RIGHT  TO  USE  NAME  AND LIKENESS.  In consideration of the
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transfer  to  Licensor  by  Licensee  of  650,000 Class A, Convertible Preferred
shares, Licensor hereby grants to Licensee an exclusive license to use Licensor's name and likeness in association with food products manufactured, distributed, marketed and sold by Licensee, and products/services provided by the Licensee. The specific food products for which this License is granted are those set forth in EXHIBIT A hereto which is incorporated herein by reference. The specific services for which this license is granted are set forth in EXHIBIT B which is incorporated herein by reference. The parties may modify EXHIBITS A and/or B hereto by a writing signed by both parties; Licensor shall have and retain the unilateral right to remove certain food and or equipment products from EXHIBIT A. Licensor shall have and retain the unilateral right to remove certain services from EXHIBIT B. Licensor shall and hereby does have the unilateral right to request the removal of certain food and equipment items from EXHIBIT A if they do not meet the Licensor's quality image. Licensor shall have and retain the unilateral right to request the removal of certain services from EXHIBIT B if they do not meet the Licensor's quality image. Licensee will have thirty (30) days to correct the quality deficiencies and if not rectified to Licensor's satisfaction the items or services in question will be removed immediately.

2.     TERM.  This  Agreement  shall  be  for  continuing  annual periods unless
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otherwise  terminated sooner in accordance with the provisions contained herein.
Nevertheless, this Agreement will only remain in effect if sales of the Licensee's products and provided services meet levels agreed upon annually in advance by the Licensor and the Licensee. Failure to agree will terminate this Agreement as of the end of the disputed year. In addition, if sales do not meet or fall within 25% of the agreed levels within any three-month period the Licensor reserves the right to put the Licensee on written notice to the effect that the agreed benchmarks be reached within a specific time during which the Licensor will be free to terminate this agreement upon 30 days written notice.

3.     LICENSOR'S  REPRESENTATIONS AND WARRANTIES.  Licensor hereby warrants and
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represents  to  Licensee that the Licensor has all requisite and necessary power and  authority  to  enter  into  this  Agreement.

4.     PAYMENTS  TO  LICENSOR  BY  LICENSEE.  In  consideration  of the grant of
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license  above  and  Licensor's  representations  and  warranties  to  Licensee,
Licensee  shall  make  payment  to  Licensor  as  follows:

a. On sales from January 1, 2005 and for each Licensed calendar year calculated separately, Licensee shall pay Licensor two percent (2%) of the gross sales until the cumulative gross sales reach $1,000,000 and two and one-half (2 1/2 %) on the excess sold over $1,000,000.

b. All royalty payments from Licensor to Licensee shall become due and payable to Licensor on the fifteenth (15th) day of each month following the end of the month in which such products were sold or services provided.

c. Licensee shall provide to Licensor with each payment made by Licensee to Licensor a statement of account showing the quantities of the several products sold or services provided for the month in which the products are sold or services provided.

5.     INSPECTION  OF  BOOKS  AND  RECORDS.  Licensor,  or  Licensor's agents or
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employees, shall have the right to inspect the books and records of the Licensee with regard to sales of food products and services provided and gross revenues, during normal working hours at the location where Licensee maintains such books and records, without disturbance to Licensee's work activities, upon ten (10) working days advance written notice. The cost and expense of any such inspection shall be borne entirely by the Licensor, unless and until an error in payments is discovered, such that additional monies are due to the Licensor from Licensee in an amount equal to the percent (5%) or more of the total payments to Licensee in any calendar year. If such a payment is due, the cost of the inspections shall be borne by the Licensee.

6.     SAMPLES.  Licensee  shall provide to Licensor samples of all proposed and
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potential  uses  of Licensor's name and likeness at least thirty (30) days prior to any such use without charge to Licensor. Any such proposed or potential use which is submitted must be made and submitted in good faith and with intent of Licensee that it will be used by Licensee.

7.     APPROVAL OF LICENSED PRODUCTS.  Licensor shall have 30 days after receipt
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of  each  of the items referenced in paragraph 6 above to approve or disapprove, in Licensor's sole discretion, the proposed use of Licensor's name and likeness and the product.

8.     TERMINATION.
       -----------

A. DEFAULT. Each party has the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder which default is incapable of cure or which, being capable of cure, has not been within thirty
(30) days after receipt of written notice from the non-defaulting party detailing the nature of the claimed default (or such additional cure period as the non-defaulting party may authorize).

B. FORCE MAJEURE, SUSPENSION, AND TERMINATION. In the event that either party is unable to perform any of its obligations under this Agreement, or to enjoy any of its benefits because of acts of God, strikes, insurrection, riot, terrorist attack, war, actions or decrees of governmental bodies, or communication line failure, not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performances. If after provision of such notice, nonperformance continues beyond ninety (90) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may be given written notice to terminate this Agreement.

C. RIGHTS AND OBLIGATIONS OF THE PARTIES ON TERMINATION. Upon termination of this Agreement by either party, Licensee shall cease providing all services attached to Licensor's name and Licensee shall, for a period of three (3) months, attempt to sell all inventory in its possession which has on it the name or likeness of Licensor. Unsold inventory will be offered to the Licensor at no cost or destroyed by her order. The royalty payable to Licensor shall apply only to the revenues from the sales of these specific products until they are sold or destroyed. Upon any termination, Licensee shall have no further right to use Licensor's name or likeness in any manner, other than for selling existing food inventory bearing Licensor's name or likeness as aforesaid.

D. DEATH OF LICENSOR. In the event of the death of Licensor during the term of this Agreement, this Agreement shall be binding on the Licensee and on the Licensor's personal representative and heirs for the remainder of the term of the Agreement.

9.  MISCELLANEOUS.
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A.     ASSIGNMENT.  Licensee  may  not  assign  this  Agreement or any rights or benefits accruing to it hereunder without prior written consent of the Licensor.

B. RIGHTS. All rights whether now existing or which may hereafter come into existence which are not expressly licensed in this Agreement are hereby reserved to and by the Licensor. This Agreement shall not be construed to assign, transfer, convey or grant to the Licensee any proprietary rights whatsoever in and to any copyrights, trademarks, trade names, series names, titles, insignia devices, or other words, appellations or marks owned by the Licensor and used by her to identify and distinguish herself and/or her products and goods.

C. GOVERNING LAW. The Agreement shall be governed by the laws of the State of New Mexico, United States of America, applicable to contracts executed and performed entirely therein.

D. WAIVER OF DEFAULT. Failure by either party to enforce any provisions of this Agreement shall not be construed as a waiver of such provision or of the right to such party thereafter to enforce such provision. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

E. MODIFICATIONS. Except as expressly set forth elsewhere in this Agreement, this Agreement may be modified only in writing, signed by both parties hereto.

F. INTEGRATION OF CLAUSE. This Agreement shall constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior correspondence and negotiations with respect thereto.

G. GENDER/PLURAL USES. The use of a particular gender, i.e. he, she, it, shall be interchangeable with all other genders as may be appropriate under this Agreement. The use of the singular or plural shall be construed as the plural or the singular to effectuate the intent of this Agreement.

H. AGREEMENT EFFECTIVE. This Agreement shall come into effect when executed by Licensor after receipt by Licensor of two copies executed by the Licensee.

I. ATTORNEY'S FEES. The parties agree that reasonable attorney's fees and costs shall be awarded to the prevailing party in any arbitration or litigation between the parties in connections with this Agreement.

J. HEADINGS. The headings used in this Agreement are for ease of reference purposes only and shall not modify, change, or otherwise alter or affect the terms or the provisions of this Agreement.

K. ARBITRATION, JURISDICTION, VENUE. The parties hereby stipulate and agree that this Agreement has been entered into in Albuquerque, New Mexico, and that should any dispute arise between the parties, it will be submitted by the parties to arbitration under the extant rules of the American Arbitration Association and shall be heard in Albuquerque, New Mexico. During the period of arbitration, the Licensee will deposit in escrow with the arbitrator any amounts due to Licensor during this period of time in accordance with this Agreement.

L. NOTICES. Any notice provided for or concerning this Agreement shall be made in writing and deemed sufficiently given when sent by Certified Mail Return Receipt Requested, if sent to the respective address of each party as set forth below:


To  Licensee  at:
                              JANE  BUTEL  CORPORATION
                              400  Gold  SW  Suite  750
                              Albuquerque,  NM  87102
and  to  Licensor  at:

                              JANE  F.  BUTEL
                              138  Armijo  Court
                              Corrales,  NM  87048

M. BINDING EFFECT. This Agreement shall be binding upon the heirs, successors, assigns, and representatives of the parties hereto.

N. CUMULATION OF REMEDIES. All remedies available to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

O. SEVERABILITY. If any provision, in whole or in part, of this Agreement should be found to be invalid or unenforceable, it shall not affect the validity of any other provisions within this Agreement which shall continue to bind the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above set forth.


LICENSEE                                    LICENSOR
JANE  BUTEL  CORPORATION                    JANE  F.  BUTEL

By:  /s/  Jane  F.  Butel



Witness

                                   EXHIBIT  A

                     FOR LICENSING AGREEMENT FOR JANE BUTEL

                           WITH JANE BUTEL CORPORATION

See  attached  Pecos  Valley  Spice  Product  List.

Exceptions include: BBQ SAUCE & RUB - Mac's BBQ Sauce Original and Mac's BBQ Sauce Hot; EQUIPMENT - Tapa/Comal, Tortilla Press, Stove Top Grill, Taco Tongs, Taco Rack.

Additional  items  include:  Jane  Butel  Aprons,  Spoons  and  Bean  Mashers.


                                   EXHIBIT  B

                     FOR LICENSING AGREEMENT FOR JANE BUTEL

                           WITH JANE BUTEL CORPORATION

Jane Butel will represent Jane Butel Corporation as a spokesperson, create and present cooking schools, create and present talks, create and present culinary tours and make herself available upon reasonable lead time to represent the company and its products at professional and trade functions of various types. Butel will provide her talent for television shows and series, creating the concepts and overall developing the shows.

Butel will work with the company to publish cookbooks on Southwestern, Mexican cooking and related areas.

Butel will lead as well as assist in developing new categories of business and new product lines.